Exhibit 99.1
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                                  PRESS RELEASE

CONTACT: Eric Andrus
         1-877-496-6704

                     WILLIAM T. SCHLEYER NAMED CHAIRMAN AND
               CHIEF EXECUTIVE OFFICER OF ADELPHIA COMMUNICATIONS

         Former AT&T Broadband President and CEO Describes Adelphia as a
                       "Company of Considerable Strengths"

          Ron Cooper, Former Chief Operating Officer of AT&T Broadband,
                        Named Adelphia President and COO

            "The Right Team to Lead Adelphia at This Critical Time," Says Outgoing Chairman and Interim CEO, Erkie Kailbourne


COUDERSPORT, Pa., January 17, 2003 - Adelphia Communications Corporation (OTC:
ADELQ) announced today that it has entered into an agreement which names William
T. Schleyer, former President and CEO of AT&T Broadband, as Chairman of the Adelphia Board of Directors and Chief Executive Officer. The agreement also names Ron Cooper, AT&T Broadband's former Chief Operating Officer, as Adelphia's President and COO. The agreement, which is subject to approval from the Bankruptcy Court for the Southern District of New York, will be submitted to the Court early next week.

Mr. Schleyer will succeed Chairman and interim Chief Executive Officer Erland "Erkie" Kailbourne, who has held both positions since May 2002 following the departure of Adelphia's prior management. Mr. Kailbourne will continue to serve as a member of the Board of Directors of Adelphia.

"The Right Team to Lead Adelphia at This Critical Time"

On behalf of the Adelphia Board, Mr. Kailbourne said, "The Board needed to find and retain proven and qualified leaders who are capable not only of dealing with the complex challenges we face today, but of creating and capitalizing on new opportunities to build an enduring future for the Company. Bill Schleyer and Ron Cooper fit the bill. They are among the best, most respected operators in the cable industry. They bring a broad, deep and successful set of knowledge and experiences as major cable operators. Bill's vision and ability to shape a strategic plan that creates value for stakeholders - plus Ron's capacity to engage and inspire employees - make them uniquely qualified for their roles. Clearly, this is the right team to lead Adelphia at this critical time."



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"An Extraordinary Opportunity"

Mr. Schleyer stated, "This is an extraordinary opportunity for Ron and me. While Adelphia represents a set of complex challenges, we are excited by the chance to rebuild this great company and bring it out of Chapter 11. To this end, we will galvanize the employee base and leverage Adelphia's considerable strengths to enable us to build a terrific customer-focused, service-oriented company that will also be a great place to work."

Schleyer noted that Adelphia has an established brand in 3,500 communities, a suite of advanced services, and a strong record of providing quality service to its more than 5 million customers. He said, "With $1.5 billion in Debtor-in-Possession financing, and the extraordinary skill and dedication of its employees, we have the resources to effectively meet the challenges that we face."

Ron Cooper said, "We are honored that the Company's Board has offered us this leadership opportunity to rebuild Adelphia and restore stakeholder confidence in the Company. Adelphia's talented and productive workforce has its work cut out for it. Our highest priorities will be to strengthen Adelphia's fiscal foundation by working together to broaden the delivery of an increasingly popular suite of advanced cable and Internet offerings, while maintaining the Company's hallmark commitment to high quality customer service."

David M. Friedman of Kasowitz, Benson, Torres and Friedman, council to the Creditors Committee, said, "The Creditors Committee fully supports and endorses the appointments of Bill Schleyer and Ron Cooper to lead Adelphia. There is no question that Bill and Ron have the ideal skills and industry experience required to rebuild this company for the benefit of all stakeholders."

Gratitude to Erkie Kailbourne

In assuming the positions of Chairman and CEO, Mr. Schleyer succeeds Chairman and interim CEO Erkie Kailbourne. Adelphia director Leslie J. Gelber said of Mr. Kailbourne, "We are all grateful to Erkie for enthusiastically taking on two strenuous roles following the removal of Adelphia's prior management. He was a key factor in stabilizing the Company and encouraging employees to continue to provide quality service to millions of customers. The Board and I look forward to working with Bill and Ron as we continue to revitalize Adelphia."

Mr. Schleyer said that he was encouraged by the steps taken by Adelphia's current management and the Board of Directors to recover assets improperly taken from the Company and repair the other damage inflicted upon Adelphia and its stakeholders. He added, "The Company will continue to cooperate fully with the investigations of the Department of Justice and the SEC while working to complete its internal investigation into the conduct of the former management."

"Ron and I are excited by the opportunity to work with the Board and the employees of the Company to put Adelphia's problems behind us and chart a course that can further restore trust in Adelphia," Mr. Schleyer concluded.


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Background of William T. Schleyer

Bill Schleyer has extensive experience as a senior cable executive with a proven ability to grow companies and inspire employees. Most recently, Mr. Schleyer served as President and Chief Executive Officer of AT&T Broadband, which, prior to its acquisition by Comcast, provided high-speed Internet access, digital video service and telephony to more than 13 million customer in the United States.

Previously, Mr. Schleyer was a Principal in Pilot House Ventures, a venture capital company. Before that, he served as President and Chief Operating Officer of MediaOne, the broadband services arm of U.S. WEST Media Group. He also was President and Chief Operating Officer of Continental Cablevision, Inc., before the company's merger with U. S. WEST in 1996. Under Schleyer's leadership, Continental Cablevision was named "Operator of the Year" by Cablevision Magazine in 1996.

Mr. Schleyer earned his bachelor's degree in mechanical engineering from Drexel University and a master's in business from Harvard Business School.

Background of Ron Cooper

Ron Cooper has extensive operational experience in the cable television industry with expertise in product management, technology, customer service, programming, advertising sales, human resources and marketing. He also has managed the development, delivery and marketing of advanced Internet services.

Mr. Cooper most recently served as COO of AT&T Broadband, where his responsibilities included the day-to-day operational management of all functional and geographic units, as well as oversight of the company's video and data businesses.

His cable industry experience also includes service as Executive Vice President of MediaOne, where he was responsible for all operations of the broadband services company. A graduate of Wesleyan University, Mr. Cooper also held a number of senior executive positions with Continental Cablevision.

About Adelphia

Adelphia Communications Corporation is the fifth-largest cable television company in the country. It serves 3,500 communities in 32 states and Puerto Rico. It offers analog and digital cable services, high-speed Internet access (Adelphia Power Link), and other advanced services.

Cautionary Statement Regarding Financial and Operating Data

As a result of actions taken by the former management of the Company: (a) the Company has not yet completed its financial statements as of or for the year ended December 31, 2001, or received its independent public accountants' report thereon or filed with the Securities and Exchange Commission (the "Commission") its Annual Report on Form 10-K for the year ended December 31, 2001, (b) the Company's former independent public accountants, Deloitte & Touche LLP, suspended their auditing work on the Company's financial statements as of and for the year


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ended December 31, 2001 and withdrew their audit report with respect to the year ended December 31, 2000; (c) the Company has not yet completed its financial statements as of and for the three months ended March 31, 2002, June 30, 2002 or September 30, 2002, or filed with the Commission its Quarterly Report on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30,
2002; and (d) the Company expects to restate its financial statements for the years ended December 31, 1999 and 2000, and its interim financial statements for 2001 and possibly other periods. Current management took control in May 2002 and has retained new independent auditors and begun the preparation of new financial statements for the periods in question; as a result of certain actions of prior management that the Company has previously disclosed, the Company is unable to predict at this time when such financial statements will be completed. In addition, current management believes that the public information provided by prior management on other matters of interest to investors, such as the Company's rebuild percentage (the percentage of the Company's cable television systems that the Company believes have been upgraded to current standards), was unreliable. As a result, the Company anticipates that it may have to supplement the financial and other information contained in this Press Release and that such supplemental information may be material.

Cautionary Statement Regarding Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act. All statements regarding Adelphia Communications Corporation and its subsidiaries' (collectively, the "Company's") expected future financial position, results of operations, cash flows, restructuring and financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Annual Report on Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. Factors that may affect the plans or results of the Company include, without limitation: (a) the Company's filing of a petition for relief under Chapter 11 of the United States Bankruptcy Code; (b) the results of litigation against the Company including the civil complaint by the Commission and the potential for a criminal indictment of the Company; (c) the lack of substantial cable industry experience among certain members of the Company's senior management; (d) the effects of government regulations and the actions of local cable franchise authorities; (e) the availability of debtor-in-possession financing and surety bonds to support the Company's operations; (f) the results of the Company's internal investigation and the matters described above under "Cautionary Statement Regarding Financial and Operating Data"; (g) actions of the Company's competitors; (h) the pricing and availability of equipment, materials, inventories and programming; (i) product acceptance and customer spending patterns; (j) the Company's ability to execute on its business plans, to provide uninterrupted service to its customers and to conduct, expand and upgrades its networks; (k) technological developments; (l) matters relating to or in connection with the recent bankruptcy filing and proceedings of Adelphia Business Solutions, Inc.; (m) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (n) the movement of interest rates and the resulting impact on the Company's interest obligations with respect to its pre-petition bank debt and Debtor-in-Possession financing; and (o) the delisting of the "Company's" common stock by Nasdaq. Many of such factors are beyond the control of the Company and its current management.


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